UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	11-6040273
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 Madison Avenue

New York, New York 10010

(Address and zip code of principal executive offices)

1999 STOCK PURCHASE AND OPTION PLAN OF

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

(Full title of the plan)

Jeffrey A. Fiarman

Weight Watchers International, Inc.

11 Madison Avenue

New York, New York 10010

(212) 589-2700

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Kenneth Wallach, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

This Post-Effective Amendment No. 1 relates to the Registration Statement of Weight Watchers International, Inc. (the “Registrant”) on Form S-8, File No. 333-74066, filed by the Registrant on November 28, 2001, which originally registered 7,058,040 shares of common stock of the Registrant for issuance pursuant to the 1999 Stock Purchase and Option Plan of Weight Watchers International, Inc. and Subsidiaries (the “Plan”). The Plan has terminated and this Post-Effective Amendment No. 1 is being filed to deregister 550,272 shares of common stock (and the associated preferred stock purchase rights) not issued under the Plan.

Accordingly, the Registrant hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-74066, 550,272 shares of its common stock (and the associated preferred stock purchase rights) that have not been and can no longer be issued under the Plan because it is terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 23rd day of March, 2010.

WEIGHT WATCHERS INTERNATIONAL, INC.
(Registrant)

By:	/s/ JEFFREY A. FIARMAN
Name:	Jeffrey A. Fiarman
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated and on the 23rd day of March, 2010.

Signature	Title

/S/ DAVID P. KIRCHHOFF David P. Kirchhoff	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ANN M. SARDINI Ann M. Sardini	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ RAYMOND DEBBANE Raymond Debbane	Director

/S/ PHILIPPE J. AMOUYAL Philippe J. Amouyal	Director

/S/ JOHN F. BARD John F. Bard	Director

/S/ MARSHA JOHNSON EVANS Marsha Johnson Evans	Director

/S/ JONAS M. FAJGENBAUM Jonas M. Fajgenbaum	Director

/S/ SACHA LAINOVIC Sacha Lainovic	Director

/S/ KIMBERLY ROY TOFALLI Kimberly Roy Tofalli	Director

/S/ CHRISTOPHER J. SOBECKI Christopher J. Sobecki	Director